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                                                                   Exhibit 23.03

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Cardinal Health, Inc. and to the incorporation by reference therein of our report dated August 2, 1996, with respect to the consolidated financial statements of Pyxis Corporation, included in the Form 8-K of Cardinal Health, Inc., dated June 10, 1997, filed with the Securities and Exchange Commission.

                                                   /S/ ERNST & YOUNG LLP
                                                   ERNST & YOUNG LLP

San Diego, California
July 3, 1997